EXHIBIT 5(A)(1)

                             DAVIS POLK & WARDWELL
                              450 Lexington Avenue
                              New York, N.Y. 10017
                                  212-450-4000
                                FAX 212-450-3800


                                            June 9, 2000


Federal Express Corporation
2005 Corporate Avenue
Memphis, Tennessee  38132

Ladies and Gentlemen:

     We have acted as special counsel for Federal Express Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a shelf Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement relates to up to $450,000,000 aggregate principal amount of Equipment Trust Certificates (the "Certificates") that may be issued by the Corporation in one or more series from time to time on a delayed basis. Each series of Certificates will be issued pursuant to the provisions of a separate Trust Indenture and Security Agreement to be entered into among State Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee (the "Owner Trustee"), the Corporation, as Lessee and First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee"), substantially in the form filed as Exhibit 4(b)(1) to the Registration Statement (each, an "Indenture" and, in the case of a refinancing transaction, each originally executed Trust Indenture and Security Agreement, an "Original Indenture").

     In connection with the opinions expressed below, we have examined originals, or copies certified to our satisfaction, of such agreements, documents and certificates of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also examined the form of Indenture filed with the Commission. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned thereto in the related Indentures.


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     Based on the foregoing, it is our opinion that:

     Assuming (i) the due authorization, execution and delivery of the Indentures and, in the case of a refinancing transaction, the Original Indentures and the related Indenture Supplements by each of the parties thereto, (ii) that the Original Indentures, if any, and the related Indenture Supplements have not been terminated, varied, transferred or assigned, (iii) the due authorization, execution, issuance and delivery by the Owner Trustee, and the due authentication and delivery by the Indenture Trustee, of the Certificates to be issued under each such Indenture, in each case in accordance with the terms of such Indenture and (iv) in the case of a refinancing transaction, that the outstanding Original Loan Certificate under each Original Indenture is delivered by the holder thereof to the Indenture Trustee thereunder for cancellation and is cancelled, (A) the Indentures, when duly executed and delivered, will constitute valid and binding agreements of each of the parties thereto, and (B) the Certificates, when duly authorized, executed, issued and delivered by the Owner Trustee and duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the respective Indentures and sold in accordance with the related purchase agreement or underwriting agreement between the Corporation and the purchasers or underwriters, as the case may be, named therein, will be valid and binding obligations of the Owner Trustee and will be entitled to the benefits of the applicable Indenture.

     In giving the foregoing opinion we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the state of New York and the laws of the United States. In giving the forgoing opinion, we express no opinion as to the priority of the security interests created by the Original Indentures, if any, or the Indentures.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus, and in any subsequently filed prospectus supplements, relating to the Certificates that constitutes part of the Registration Statement.


                                            Very truly yours,


                                            /s/ Davis Polk & Wardwell
                                            Davis Polk & Wardwell